Exhibit 10.24

SILVERBACK TWO CANADA MERGER CORPORATION

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of February 10, 2012, by and between Comerica Bank (“Bank”) and Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.3 References. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, any reference in this Agreement to: (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the Code or the Personal Property Security Act of PPSA (of any Canadian province or territory) or otherwise shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection of’ or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatary”, and (xi) “chief executive office” shall be deemed to include “domicile”.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b) Term Loan Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Term Loan Advances to Borrower. Borrower may request Term Loan Advances from the date hereof through August     , 2012. The aggregate outstanding amount of Term Loan Advances shall not exceed the Term Loan. The proceeds of the Term Loan shall be used to finance the Acquisition.

(ii) Interest shall accrue from the date of each Term Loan Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Term Loan Advances that are outstanding on August     , 2012 shall be payable in forty two (42) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2012, and continuing on the same day of each month thereafter until paid in full. Term Loan Advances, once repaid, may not be reborrowed. Borrower may prepay any Term Loan Advances without penalty or premium.

(iii) When Borrower desires to obtain a Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Central (1:30 p.m. Central time for wire transfers), on the Business Day the Term Loan Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

2.2 [Reserved.]

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rate. Except as set forth in Section 2.3(b), Term Loan Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Prime Referenced Rate Addendum to Loan Security Agreement attached hereto as Exhibit E (“Interest Rate Addendum”).

(b) Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments. Except as set forth in the Interest Rate Addendum, interest hereunder shall be due and payable on the first (1st) Business Day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Term Loan, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Computation. With respect to Obligations bearing interest at the Prime Rate, in the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(e) Interest Act (Canada). For the purposes of this Agreement, whenever interest or a fee to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days or any other period of time that is less than a calendar year, the yearly rate of interest or the yearly fee to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty (360) or such other period of time, as the case may be.

2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Central time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees. Borrower shall pay to Bank the following:

(a) Facility Fee. On the Closing Date, a fee equal to $30,000, which shall be nonrefundable; and

(b) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.8, shall continue in full force and effect for so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) such UCC, PPSA and other filings as Bank determines are necessary to perfect all security interests granted to Bank by Borrower and Guarantors;

(d) the Canadian Security Agreement;

(e) intellectual property security agreements, duly executed by Borrower and each Guarantor;

(f) agreements to furnish insurance, duly executed by Borrower and each Guarantor;

(g) the Interest Rate Addendum;

(h) the Itemization of Amount Financed Disbursement Instructions;

(i) a pledge and security agreement, duly executed by Silverback Enterprise Group, Inc.;

(j) a security agreement from each Guarantor;

(k) a guaranty from each Guarantor;

(l) an officer’s certificate of Guarantor with respect to, among other things, incumbency and resolutions authorizing the execution and delivery of a guaranty, intellectual property agreement, security agreement and related documents;

(m) executed copies of the Acquisition Documents, certified by a Responsible Officer as being true, correct and complete;

(n) a closing certificate from the Sellers, Borrower, TENROX Canada and Silverback Enterprise that all conditions to closing under the Acquisition Documents (other than payment of the purchase price) have been satisfied, and such other evidence reasonably requested by Bank that each of the Persons party to such documents are in material compliance therewith, to the extent applicable, and that no condition to consummation of the Acquisition under the Acquisition Documents shall have been waived in a manner detrimental in any material respect to Bank or Borrower, or either one of them, by any of the parties thereto;

(o) for (i) the location with the address 600 Armand Frappier Blvd., Laral, Quebec H7V 4B4, Canada and (ii) each other collateral location or warehouse location of Borrower and each Guarantor or any Collateral location not owned by Borrower or the applicable Guarantor where the aggregate value of Collateral at such locations is in excess of $250,000, a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, as applicable, together with a copy of the lease, warehouse or bailment agreement for each such location, as applicable;

(p) payment of the fees and Bank Expenses then due specified in Section 2.5;

(q) current lien searches indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(r) current financial statements and other updated financial information as Bank may reasonably request;

(s) current Compliance Certificate in accordance with Section 6.2;

(t) a Warrant in form and substance satisfactory to Bank, together with a copy of (i) Silverback Enterprise’s capitalization table and (ii) Silverback Enterprise’s investors rights agreement;

(u) information certificates for Borrower and each Guarantor;

(v) an Automatic Debit Authorization;

(w) a payoff letter from HSBC;

(x) evidence satisfactory to Bank of Borrower’s receipt of cash proceeds in a minimum amount of Six Million Dollars ($6,000,000) from the sale of its equity securities; and

(y) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b) the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

3.3 Post Closing Conditions.

(a) Within fourteen (14) days from the Closing Date, Borrower shall deliver, or cause to be delivered, to Bank original stock certificates of Visionael, TENROX US, TENROX UK, and TENROX Canada reflecting Silverback Enterprise as the owner, and one stock or bond assignment executed in blank, per stock certificate; and

(b) Within forty five (45) days after the Closing Date, Borrower shall deliver a landlord subordination agreement, collateral access agreement or bailment waiver, as applicable, for the location with the address 1512–1080 Beaver Hall; Montreal, Quebec H2Z 1S8, together with a copy of the lease, warehouse or bailment agreement, as applicable, for such location.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral, now existing or hereafter acquired, to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (other than any warrant issued by Borrower to Bank). Except as set forth in the Schedule and for Permitted Liens that are not required to be subordinate to Bank’s Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding.

4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party, Borrower shall take such steps as Bank reasonably requests for Bank (i) to obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee of any Collateral with an aggregate book value in excess of Two Hundred Fifty Thousand Dollars ($250,000), that the bailee holds such Collateral for the benefit of Bank; provided, however, the aggregate book value of all such Collateral locations not subject to the preceding requirement shall not exceed Five Hundred Thousand Dollars ($500,000) at any time, (ii) to obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code, the PPSA or Securities Transfer Act in the applicable jurisdiction) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper in which Borrower is a lessor or secured party without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary of Borrower are duly existing under the laws of the jurisdiction in which it is incorporated or organized, as applicable, and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s organizational documents, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens and restrictions created under this Agreement. All Collateral is located solely in the Collateral Locations. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral consisting of deposit or investment accounts is maintained or invested with a Person other than Bank or Bank’s Affiliates, provided that accounts at Bank’s Affiliates are governed by a control agreement in form and substance acceptable to Bank.

5.4 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower in writing that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than 5% of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement or such other name as Borrower has given notice of in accordance with Section 7.2. The chief executive office of Borrower is located in the Chief Executive Office Location at the address indicated in Section 10 hereof or such other address as Borrower has given notice of in accordance with Section 7.2.

5.6 Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against Borrower or any Subsidiary of Borrower before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary of Borrower that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has any undisclosed or unfunded liabilities under Canadian Pension Plans or Canadian Benefit Plans. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act, An Act Respecting Labour Standards (Quebec), An Act Respecting Occupational Health and Safety (Quebec), An Act Respecting Industrial Accidents and Occupational Diseases (Quebec) or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary of Borrower have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and except as set forth on the Schedule.

5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12 Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any material inbound license or other agreement, the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license.

5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.14 No Material Adverse Effect. No Material Adverse Effect or event reasonably expected to cause a Material Adverse Effect has occurred.

5.15 Acquisition Documents. As of the Closing Date:

(a) Borrower has furnished Bank with true, correct and complete execution copies of all Acquisition Documents. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of each Acquisition Document to which it is a party.

(b) Borrower has complied with all applicable federal, state, provincial and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to the consummation of the Acquisition and all applicable waiting periods with respect to the transactions contemplated by the Acquisition Documents have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of such transactions.

(c) All necessary authorization, consent, approval, license, qualification or formal exemption from, and all necessary filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental, and including without limit any shareholder, partner or member of an applicable party) required to be made prior to the closing of the Acquisition in connection with the execution, delivery and performance by Borrower, and to Borrower’s best knowledge, each other party to the Acquisition Documents to which Borrower or such other Person is a party, have been obtained and will be in full force and effect, and, to the knowledge of Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

(d) The execution, delivery and performance of the Acquisition Documents, and the consummation of the transactions contemplated thereby, are not in contravention of the terms of any indenture, material contract, instrument, any judgment, order or decree, to which Borrower is a party or by which it or its properties are bound, except, in each case, where such contravention could not reasonably be expected to have a Material Adverse Effect.

(e) Borrower has not granted a collateral assignment of, or a security interest over the Acquisition Documents (other than in favor of Bank) and Borrower has not sold, transferred or assigned any Acquisition Document to any Person (other than to or in favor of Bank).

(f) No Acquisition Document to which Borrower is a party has been modified, amended, altered or changed in any manner except in compliance with Section 7.12 of this Agreement, and to Borrower’s best knowledge, there are no unwaived defaults existing under the Acquisition Documents by Borrower that is a party thereto, or, to the best of the knowledge of Borrower, by any other party thereto.

6. AFFIRMATIVE COVENANTS.

Borrower covenants that, until payment in full of all outstanding Obligations (other than inchoate indemnity obligations), and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1 Good Standing and Government Compliance. Borrower shall maintain its, and each of its Subsidiaries’ organizational existence and good standing in its respective state or jurisdiction of organization or incorporation, as applicable, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the jurisdiction in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each of its Subsidiaries to meet, as applicable, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall ensure that each Canadian Pension Plan and Canadian Benefit Plan is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver or cause to be delivered to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, commencing with the calendar month ending May 31, 2012, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Borrower’s and its consolidated Subsidiaries’ and Silverback Enterprise’s and its consolidated Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower’s fiscal year, company prepared consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied; (iii) as soon as available, but in any event within one hundred fifty (150) days after the end of Silverback Enterprise’s fiscal year, audited consolidated financial statements of Silverback Enterprise prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (v) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower, any Subsidiary or any Guarantor that could result in damages or costs to Borrower, any Subsidiary or any Guarantor of One Hundred Thousand Dollars ($100,000) or more; (vi) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vii) as soon as available, but in any event not later than December 31 of each year, Silverback Enterprise’s financial and business projections and budget for the immediately following year, which projections shall include a consolidated and consolidating balance sheet, income statement and statement of cash flows, with evidence of approval thereof by Silverback Enterprise’s board of directors; (viii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (ix) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

(a) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank aged listings by invoice date of accounts receivable and accounts payable, which shall be certified by a Responsible Officer.

(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(c) Within three (3) Business Days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(d) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes. Borrower shall make, and cause each of its Subsidiaries to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary of Borrower has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary of Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or its Subsidiary, as applicable.

6.5 Insurance.

(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason with the exception of non-payment of premium. Borrower shall immediately provide Bank with copies of any notices of policy cancellation Borrower receives from an insurer. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim or otherwise acquire property useful to the business of Borrower, provided that if such property constituted Collateral any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, subject to Permitted Liens that are not required to be subordinate to Bank’s Liens. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy, to the extent such proceeds constitute Collateral, shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6 Accounts. Within ninety (90) days after the Closing Date, Borrower and each Guarantor shall maintain all of their depository and operating accounts with Bank and their investment accounts with Bank’s Affiliates covered by a control agreement in form and substance reasonably acceptable to Bank. For the avoidance of doubt, Bank acknowledges and agrees that a control agreement governing Borrower’s accounts with Bank that are maintained in Canada is not required.

6.7 Financial Covenants. Borrower shall maintain, or cause to be maintained, the following financial ratios and covenants:

(a) Borrower’s Minimum Cash. Maintain at all times, a balance of Borrower’s Cash at Bank of not less than Five Hundred Thousand Dollars ($500,000).

Borrower authorizes Bank to decline to honor any drafts upon Borrower’s accounts with Bank or any requests by Borrower or any other Person to pay or otherwise transfer any part of funds held in such accounts if (i) the aggregate balance of such accounts is less than the minimum cash requirement in effect under this Section 6.7(a) at such time, or (ii) honoring such drafts or requests would cause the aggregate balance of such accounts to be, less than the minimum cash Requirement in effect under this Section 6.7(a) at such time.

(b) Silverback Enterprise’s Minimum Cash. On February 22, 2012, and at all times thereafter, maintain a balance of Silverback Enterprise’s Cash at Bank of not less Five Hundred Thousand Dollars ($500,000).

(c) Minimum EBITDA. Tested quarterly, commencing with the Borrower’s fiscal quarter ending June 30, 2012, EBITDA of not less than (i) One Million Eight Hundred Thousand Dollars ($1,800,000) for the fiscal quarter ending June 30, 2012, (ii) Two Million Dollars ($2,000,000) for the fiscal quarters ending September 30, 2012 and December 31, 20112 and (iii) Two Million Five Hundred Thousand Dollars ($2,500,000) for the fiscal quarter ending March 31, 2013 and thereafter, as determined, (A) for the three month period ending June 30, 2012, by multiplying EBITDA for such period by four (4), (B) for the six month period ending September 30, 2012, by multiplying EBITDA for such period by two (2), (C) for the nine month period ending December 31, 2012, by multiplying EBITDA for such period by four-thirds (4/3), and (D) on a trailing twelve month basis for all testing periods commencing with the quarter ending March 31, 2013 and thereafter.

6.8 Registration of Intellectual Property Rights.

(a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(c) Borrower shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(d) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.

(e) Borrower shall use commercially reasonably efforts to (i) protect, defend and maintain the validity and enforceability its material Trademarks, Patents, Copyrights, and trade secrets, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public unless Borrower, in each case, deems, in its reasonable business judgment, that it is in the best interest of Borrower’s business to do otherwise or has obtained the written consent of Bank, which shall not be unreasonably withheld.

(f) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section 6.8, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after fifteen (15) days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material inbound license (other than over-the-counter software that is commercially available to the public), the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, Borrower shall: (i) provide written notice to Bank of the material terms of such agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) in good faith take such actions as Bank may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (A) Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, and (B) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

6.10 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations (other than inchoate indemnity obligations) are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or subject to Section 6.6 of the Agreement, move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower Location or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without prompt prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; or have a Change in Control.

7.3 Mergers or Acquisitions. Other than the amalgamation permitted under Section 14, amalgamate, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, other than the Acquisition and except where (i) the cash consideration paid by Borrower or its Subsidiaries in connection with such transactions do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity, if it is a party to the merger.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any of its Subsidiaries to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property (a “Negative Pledge Covenant”) except for (i) Negative Pledge Covenants with respect to specific property subject to a Lien described in, and permitted by, subsection (c) of the defined term Permitted Liens, and (ii) Negative Pledge Covenants in merger or acquisition agreements, provided that (1) the counter-parties to such Negative Pledge Covenants do not receive a security interest in Borrower’s property and (2) on or prior to the consummation of such acquisition or merger Borrower shall either be required to repay the Obligations in accordance with the provisions hereunder or Borrower shall have obtained Bank’s written consent to such acquisition or merger.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or repurchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees, directors and consultants pursuant to stock repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) during any fiscal year as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees, directors and consultants pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists, (iii) pay dividends in equity securities, (iv) convert any of its convertible securities (including warrants) into other securities pursuant to the terms of such convertible securities, and (v) make cash payments in lieu of the issuance of fractional shares; provided, that the aggregate amount of such payments made during a fiscal year, when added to the aggregate amount of payments made under clause (i) above during such fiscal year, does not exceed One Hundred Thousand Dollars ($100,000).

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or, subject to Section 6.6, maintain or invest any of its property consisting of deposit and investment accounts with a Person other than Bank or Bank’s Affiliates subject to a control agreement or permit any of its Subsidiaries to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any of its Subsidiaries to be a party to, or be bound by, an agreement that restricts such Subsidiary of Borrower from paying dividends or otherwise distributing property to Borrower. For the avoidance of doubt, Bank acknowledges and agrees that a control agreement governing Borrower’s or any of its Subsidiaries’ accounts with Bank that are maintained in Canada is not required. Further, Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (ii) transactions with Subsidiaries that are permitted under Article 7 of this Agreement; (iii) employment or compensation arrangements and employee benefit plans approved by Borrower’s board of directors and entered into in the ordinary course of Borrower’s business and (iv) equity investments (that are not in the form of notes without the prior written consent of Bank) with Borrower’s existing investors provided that a Change in Control does not result.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment having an aggregate book value in excess of Two Hundred Fifty Thousand Dollars ($250,000) with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or

Equipment; provided, however, that the aggregate book value of all Equipment and Inventory at all locations not subject to the foregoing requirements shall not exceed Five Hundred Thousand Dollars ($500,000) at any time. Except for Inventory sold in the ordinary course of business and movable items of personal property such as laptop computers and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10, 600 Armand Frappier Blvd., Laral, Quebec H7V 4B4, Canada, and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

7.12 Modification of Acquisition Documents. Make or consent to any material amendment or other material modification to the Acquisition Documents without the prior written consent of Bank, except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially and adversely affect the interest of the Bank as creditor and/or as secured party under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default. If Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Section 6.2, 6.4, 6.5, 6.6 or 6.7, or violates any of the covenants contained in Article 7 of this Agreement;

(b) If Borrower fails or neglects to perform any obligation under Sections 6.1, 6.3, 6.8, 6.9 or 6.10 and has failed to cure such default within 10 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; or

(c) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, so long as Borrower continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Material Adverse Change. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4 Defective Perfection. If Bank shall receive at any time following the Closing Date lien searches indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

8.5 Attachment. If any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) days, or if Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any of its Subsidiaries’ assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any of its Subsidiaries’ assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within five (5) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or a Subsidiary of Borrower, as applicable (provided that no Credit Extensions will be made during such cure period);

8.6 Insolvency. If Borrower or a Subsidiary of Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or a Subsidiary of Borrower, or if an Insolvency Proceeding is commenced against Borrower or a Subsidiary of Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that would reasonably be expected to have a Material Adverse Effect;

8.8 Subordinated Debt. If Borrower or any of its Subsidiaries makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under the terms of any subordination agreement entered into with Bank;

8.9 Judgments; Settlements. If one or more (a) judgments, orders, decrees or arbitration awards requiring the Borrower and/or its Subsidiaries to pay an aggregate amount of Two Hundred Thousand Dollars ($200,000) or greater shall be rendered against Borrower and/or its Subsidiaries and the same shall not have been vacated or stayed within ten (10) days thereafter (provided that no Credit Extensions will be made prior to such matter being vacated or stayed); or (b) settlements is agreed by Borrower and/or its Subsidiaries for the payment by Borrower and/or its Subsidiaries of an aggregate amount of Two Hundred Thousand Dollars ($200,000) or greater;

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists when made or deemed made now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.11 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(h) Bank may credit bid and purchase at any public sale;

(i) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Term Loan as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, the PPSA, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Silverback Two Canada Merger Corporation
c/o Silverback Enterprise Group, Inc.
Frost Tower, 29th Floor
401 Congress Avenue
Austin, Texas 78701
Attn: Chief Financial Officer
FAX: (521) 721-1218

with a copy (which is not	Wilson Sonsini Goodrich & Rosati, Professional Corporation
required to constitute notice	650 Page Mill Road
hereunder) to:	Palo Alto, CA 94304
Attn: Andrew J. Hirsch
Fax: (650) 493-6811

If to Bank:	Comerica Bank
M/C 7578
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services

with a copy to:	Comerica Bank
300 W. Sixth St.
Suite 1300
Austin, TX 78701
Attn: Megan Kirk
FAX: (512) 427-7178

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the State and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. REFERENCE PROVISION.

12.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the Superior Court in the County where the real property involved in the action, if any, is located or in a County where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) non-judicial foreclosure of any security interests in real or personal property, (ii) exercise of selfhelp remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

12.4 The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents (each, an “Indemnified Person”) against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and/or the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by an Indemnified Person’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

13.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.9 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulators, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

14. AMALGAMATION. Within one (1) Business Day after the Closing Date, Borrower will amalgamate with TENROX Canada, with TENROX Canada as the resulting amalgamated entity (the “Amalgamation”). Upon the completion of the Amalgamation, TENROX Canada will be the “Borrower” under this Agreement and all other Loan Documents as if an original signatory and all references in this Agreement and the other Loan Documents to “Silverback Two Canada Merger Corporation” shall refer to “TENROX Inc.”, the amalgamated entity. The failure of the Amalgamation to occur within one (1) Business Day after the Closing Date shall constitute an Event of Default.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SILVERBACK TWO CANADA MERGER CORPORATION

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Acquisition” shall mean the acquisition by Borrower of all of the issued and outstanding shares of capital stock of TENROX Canada from Sellers pursuant to the Acquisition Documents.

“Acquisition Documents” shall mean the Stock Purchase Agreement and any other related documents or agreements to which a Borrower is party arising from or entered into pursuant to the terms of the Stock Purchase Agreement, in each case as amended as permitted hereunder from time to time, excluding, for the avoidance of doubt, the Loan Documents.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower Location” means Canada, the jurisdiction under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Canadian Benefit Plans” means all material employee benefit plans or arrangements maintained or contributed to by Borrower that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of Borrower participate or are eligible to participate but excluding all stock option or stock purchase plans.

“Canadian Pension Plans” means all plans or arrangements that are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by Borrower for its employees or former employees.

“Canadian Security Agreement” means the movable hypothec dated as of February 1, 2012, executed by Borrower in favor of Bank, as amended, varied, supplemented, restated, renewed or replaced at any time from time to time.

“Cash” means unrestricted cash and cash equivalents.

Exhibit A – Page 1

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d- 3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Chief Executive Office Location” means Quebec, Canada, where Borrower’s chief executive office is located.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) is property where the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such intent-to-use trademark would be contrary to applicable law, (iv) is subject to a lien in favor of Dell Financial Services Canada Limited under Commercial Lease (200-0271342-020) or Commercial Lease (200-0271342-021), provided that upon the payment in full of property purchased under such agreements, such property shall automatically be part of the Collateral or (v) is Borrower’s equity interests of TENROX Australia.

“Collateral Locations” means the province where the Collateral is located, which is Quebec, Canada.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

“Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

Exhibit A – Page 2

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Term Loan Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrower’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense, including without limit those expenses associated with granting stock options, plus (v) restructuring expenses incurred by Borrower within nine (9) months after the Closing Date in an aggregate amount not exceeding Eight Hundred Thousand Dollars ($800,000), plus (vi) deferred revenue of an acquired company that, due to the business combination, is not recognized as revenue of the acquiring company under GAAP and minus, to the extent added in computing Consolidated Net Income, and without duplication, non-cash tax credits of Borrower and its Subsidiaries for such period, all as determined in accordance with GAAP other than with respect to clause (v) above.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Guarantors” means, collectively, Silverback Enterprise, TENROX US, Visionael Corporation and PowerSteering, and “Guarantor” shall mean each individually.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

Exhibit A – Page 3

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Interest Rate Addendum” has the meaning assigned in Section 2.3(a).

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means (i) a material adverse change in Borrower’s business or financial condition (including without limitation, evidence of a lack of investor support and/or Borrower’s inability to attract sufficient additional equity financing from its investors), or (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing Borrower’s obligations under the Loan Documents, (iii) a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise. Notwithstanding the foregoing, the term “Obligations” shall not include any of Borrower’s obligations under any warrants issued to Bank.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

Exhibit A – Page 4

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) Subordinated Debt (including without limit Subordinated Debt of Borrower in favor of Silverback Enterprise);

(e) Indebtedness to trade creditors incurred in the ordinary course of business; and

(f) Indebtedness of Borrower or its Subsidiaries permitted under clauses (d) or (e) of the defined term “Permitted Investments”;

(g) Indebtedness consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(h) Indebtedness incurred in connection with corporate credit cards; provided that the aggregate limit of all such cards does not exceed Fifty Thousand Dollars ($50,000) at any time;

(i) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s or Bank’s Affiliates certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Bank’s or Bank’s Affiliates money market accounts;

(c) Investments accepted in connection with Permitted Transfers;

(d) Investments of Borrower and/or its Subsidiaries in or to Guarantors that are also borrowers of Bank;

(e) Investments of Borrower and/or its Subsidiaries in or to Subsidiaries that are not both Guarantors and borrowers of Bank, not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(f) Investments (other than Investments consisting of loans) of Subsidiaries in Borrower;

(g) Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

Exhibit A – Page 5

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(j) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(k) Investments permitted by Section 7.3 hereof; and

(l) Other Investments in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000).

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c) Liens securing obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) or 8.9 (judgments);

(f) Until Borrower’s and the Guarantors’ accounts are opened at Bank in accordance with Section 6.6, Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions;

(g) Statutory and common law rights of set-off and other similar rights in connection with Borrower’s accounts held at Bank’s Affiliates to secure standard fees for services charged by such institutions;

(h) carriers, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

Exhibit A – Page 6

(i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligations for borrowed money;

(j) Liens on insurance proceeds securing the payment of financed insurance premiums; and

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Permitted Transfer” means the conveyance, sale, lease, license, transfer or disposition by Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) Non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c) Transfers from any Subsidiary that constitute a Permitted Investment or Permitted Lien;

(d) Worn-out or obsolete Equipment not financed with the proceeds of a Credit Extension; or

(e) Other assets of Borrower or its Subsidiaries that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“PowerSteering” means PowerSteering Software, Inc., a Delaware corporation.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Bank’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Prohibited Territory” means any person or country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

Exhibit A – Page 7

“Sellers” means, collectively, NOVACAP II, L.P., Rudolf Melik Holding (6991947 Canada Inc.), Rudolf Melik Family Trust, Rudolf Melik, Ludwig Melik Holding (6991963 Canada Inc.), Ludwig Melik Family Trust, Ludwig Melik, Aramazd Israilian, Aramazd Israilian Family Trust, Kohar Terzian, Edwin Badalian, Edwin Badalian Family Trust, Edna Badalian, Rafat Hilal, Rafat Hilal Family Trust, Mouni Hilal, Zaven Laleyan, Knar Najarian and Harmig Amedjian.

“Silverback Enterprise” means Silverback Enterprise Group, Inc., a Delaware corporation.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of February     , 2012 among Borrower, Silverback Enterprise, the Sellers and TENROX Canada, as amended or modified from time to time in accordance with the terms of this Agreement.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“TENROX Australia” means TENROX Australasia Pty Ltd, an Australian proprietary company limited by shares.

“TENROX Canada” means TENROX Inc., a Canadian corporation.

“TENROX UK” means TENROX Ltd, a company formed under the laws of England and Wales.

“TENROX US” means TENROX Inc., a Delaware corporation.

“Term Loan Advance(s)” means a cash advance or cash advances under the Term Loan.

“Term Loan” means a Credit Extension of up to Six Million Dollars ($6,000,000).

“Term Loan Maturity Date” means August     , 2015.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Visionael Corporation” means Visionael Corporation, a Delaware corporation.

Exhibit A – Page 8

DEBTOR:	SILVERBACK TWO CANADA MERGER CORPORATION
SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)	all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d)	all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)	any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include (i) any property that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Section 9406 and 9408 of the Code), (ii) any property where the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or other wise, but only to the extent the granting of a security interest in such intent-to-use trademark would be contrary to applicable law, (iv) is subject to a lien in favor of Dell Financial Services Canada Limited under Commercial Lease (200-0271342-020) or Commercial Lease (200-0271342-021), provided that upon the payment in full of property purchased under such agreements, such property shall automatically be part of the Collateral or (v) Borrower’s equity interests of TENROX Australia.

Exhibit B – Page 1

EXHIBIT C

TECHNOLOGY & LIFE SCIENCES DIVISION

LOAN ANALYSIS

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M, C.S.T

DEADLINE FOR WIRE TRANSFERS IS 1.30 P.M, C.S.T

*At month end and the day before a holiday, the cut off time is 1:30 P.M., C.S.T

**Subject to 3 day advance notice.

TO: Loan Analysis	DATE:	TIME:
FAX #: (512) 427-7178
EMAIL: tlstxcompliance@comerica.com

FROM:	SILVERBACK TWO CANADA MERGER	TELEPHONE REQUEST (For Bank Use Only):
CORPORATION
	Borrower’s Name	The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
FROM:
Authorized Signer’s Name
Authorized Requester & Phone #
FROM:

Authorized Signature (Borrower)
Received by (Bank) & Phone #
PHONE #

FROM ACCOUNT#:
(please include Note number, if applicable)		Authorized Signature (Bank)

TO ACCOUNT#:
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE		REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$		Date Rec’d:
PRINCIPAL PAYMENT (ONLY)		$	Time:
			Comp. Status:	YES	NO
OTHER INSTRUCTIONS:			Status Date:
Time:
Approval:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by Bank; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)    YES    NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Amount	$

Exhibit C – Page 1

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 1300 Austin, TX 78701 Fax: (512) 427-7178 Email: tlstxcompliance@comerica.com

FROM: SILVERBACK TWO CANADA MERGER CORPORATION

The undersigned authorized Officer of SILVERBACK TWO CANADA MERGER CORPORATION (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification (the “Supporting Documents”). The Officer further certifies the Supporting Documents are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied form one period to the next except as explained in an accompanying letter or footnotes and with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column,

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited re .Silverback Enterprise Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Company Prepared re Borrower F/S	Annually, within 150 days of FYE	YES	NO
A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, by 12/31	YES	NO
Intellectual Property Report	Quarterly within 30 days	YES	NO
Audit	Annual	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and	Amount: $	YES	NO
investments
Total amount of Borrower’s cash and investments maintained with	Amount: $	YES	NO
Bank

	DESCRIPTION	APPLICABLE
Legal Action > $100,000 (Sect. 6.2(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes> $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Mergers & Acquisitions> $100,000 (Sect. 7.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements> $250,000 (Sect. 8.7)	Notify promptly upon notice	YES	NO

Judgments/Settlements > $200,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED
Minimum Cash – Borrower	$500,000	$	YES	NO
Minimum Cash – Silverback Enterprise	$500,000	$	YES	NO
Minimum EBITDA (tested quarterly commencing 6/30/12)	See Section 6.7(c)	$	YES	NO

FINANCIAL COVENANTS	REQUIRED		ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$	100,000	$	YES	NO
Permitted Investments for stock repurchase	<$	100,000	$	YES	NO
Permitted Investments for subsidiaries	<$	100,000	$	YES	NO
Permitted Investments for employee loans	<$	100,000	$	YES	NO
Permitted Investments for joint ventures	<$	100,000	$	YES	NO
Permitted Liens for equipment leases	<$	100,000	$	YES	NO
Permitted Transfers	<$	100,000	$	YES	NO

Please Enter Below Comments Regarding Violations and Exceptions to Representations and Warranties:

Exhibit D – Page 1

The undersigned further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

Exhibit D – Page 2

EXHIBIT E

INTEREST RATE ADDENDUM

Exhibit E – Page 1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of May     , 2012, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 (as it may be amended from time to time, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The “Term Loan Maturity Date” in Exhibit A to the Agreement is hereby extended from August 10, 2015 to February 10, 2016.

2. Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:

“6.6 Accounts. On or before May 31, 2012, Borrower and each Guarantor shall maintain all of their depository and operating accounts with Bank and their investment accounts with Bank’s Affiliates covered by a control agreement in form and substance reasonably acceptable to Bank. For the avoidance of doubt, Bank acknowledges and agrees that a control agreement governing Borrower’s accounts with Bank that are maintained in Canada is not required.”

3. The “.” at the end of Section 8.11 is deleted and replaced with “; and”, and new Section 8.12 is added to the Agreement, to read in its entirety as follows:

“8.12 Cross-Default. Silverback Enterprise, PowerSteering, and Visionael Corporation, or any of them, default in the payment of any obligations for borrowed money from the Bank (whether by acceleration or otherwise), including, without limitation any obligations under that certain Loan and Security Agreement dated as of March 5, 2012, among Bank, Silverback Enterprise, PowerSteering, and Visionael Corporation, as it may be amended, restated, replaced or supplemented from time to time, and continuance thereof beyond any applicable period of cure provided with respect thereto, or in the observance or performance of any conditions, covenants or agreements related to or agreed to with respect to any such obligations for borrowed money from the Bank, which continues beyond any applicable period of cure.”

4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) Amendments to Security Agreements, executed by each of PowerSteering, Visonael Corporation, Silverback Enterprise and Tenrox US;

(c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 25, 2012, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to a Loan and Security Agreement dated February 10, 2012, as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012 (as amended, “Agreement”). The parties desire to amend the Agreement further, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is hereby amended by adding (in the appropriate alphabetical order) or amending and restating the following terms to read in its entirety as follows:

“‘Minimum Cash Amount’ shall initially mean $3,000,000.00. The undrawn availability under the Term Loan (as defined in the Silverback Loan Agreement), up to $2,000,000, shall be included in the calculation of Borrower’s ‘Cash’ for the purpose of calculating compliance with the ‘Minimum Cash Amount’. Subject to the last sentence of this definition, on such date, if ever, as Silverback Enterprise Group, Inc. (“Silverback”) achieves, on a consolidated basis with its consolidated Subsidiaries, including, without limitation PowerSteering, Visionael, TENROX Canada and TENROX US, a Fixed Charge Coverage Ratio for the two fiscal quarter period then ending (calculated on an annualized basis) of at least 1.20 to 1.00, the ‘Minimum Cash Amount’ shall reduce to $2,000,000.00. Subject to the last sentence of this definition, on such date, if ever, as Silverback achieves, on a consolidated basis with its consolidated Subsidiaries, a Fixed Charge Coverage Ratio for the four fiscal quarter period then ending of at least 1.20 to 1.00, the ‘Minimum Cash Amount’ shall reduce to $1,000,000.00. Notwithstanding the foregoing, the Minimum Cash Amount reductions set forth above shall not take effect prior to October 5, 2012.”

“‘Silverback Loan Agreement’ means that certain Loan and Security Agreement dated as of March 5, 2012, among Bank, Silverback, Visionael Corporation, a Delaware corporation, and PowerSteering Software, Inc., a Delaware corporation, as it may be amended, restated, replaced or supplemented from time to time.”

2. Section 6.7(a) of the Agreement is amended in its entirety to read as follows:

“(a) Minimum Cash. Borrower shall maintain at all times, on a consolidated basis with Silverback and its consolidated Subsidiaries, including, without limitation PowerSteering, Visionael, TENROX Canada and TENROX US, a balance of Cash at Bank of not less than the Minimum Cash Amount, Notwithstanding the foregoing, the balance of Silverback’s and its consolidated Subsidiaries’ Cash maintained in accounts at Bank located in the United States shall be at least $500,000 at all times.”

Borrower authorizes Bank to decline to honor any drafts upon Borrower’s accounts with Bank or any requests by Borrower or any other Person to pay or otherwise transfer any part of funds held in such accounts if (i) the aggregate balance of such accounts is less than the minimum cash requirement in effect under this Section 6.7(a) at such time, or (ii) honoring such drafts or requests would cause the aggregate balance of such accounts to be, less than the minimum cash Requirement in effect under this Section 6.7(a) at such time.”

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:	/s/ MICHAEL HILL

Name:	Michael Hill

Title:	Corporate Secretary

COMERICA BANK

By:

Name:

Title:

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 3, 2012, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012 and the Second Amendment to Loan and Security Agreement dated as of June 25, 2012 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. All references to “Tenrox UK” in the Agreement and the other Loan Documents shall hereafter mean and refer to PowerSteering UK (as defined in this Amendment).

2. Exhibit A to the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms to read in their entirety as follows:

“‘Guarantors’ means, collectively, Silverback Enterprise, Tenrox US, Visionael Corporation, PowerSteering, LMR Solutions, and each Subsidiary of a Guarantor which has executed and delivered to Bank a Guaranty and ‘Guarantor’ shall mean each individually.”

“‘LMR Solutions’ means LMR Solutions LLC, a Delaware limited liability company.”

“‘PowerSteering UK’ means PowerSteering Software Limited, formerly known as TENROX LTD, a private company limited by shares formed under the laws of England and Wales.”

3. The following sentence is added to the end of Section 6.6 of the Agreement:

“LMR Solutions may maintain accounts outside of Bank and Bank’s Affiliates until March 1, 2013, at which time, all accounts of LMR Solutions must be maintained at Bank or Bank’s Affiliates, which Bank Affiliate accounts shall be covered by a control agreement in form and substance reasonably acceptable to Bank.”

4. Section 8.12 of the Agreement is amended and restated to read in its entirety as follows:

“8.12 Cross-Default. Silverback Enterprise, PowerSteering, Visionael Corporation, LMR Solutions and any Person that becomes a co-borrower under the Silverback Loan Agreement (as defined below), or any of them, default in the payment of any obligations for borrowed money from the Bank (whether by acceleration or otherwise), including, without limitation any obligations under that certain Loan and Security Agreement dated as of March 5, 2012, among Bank, Silverback Enterprise, PowerSteering, Visionael Corporation and LMR Solutions, as it may be amended, restated, replaced or supplemented from time to time (the “Silverback Loan Agreement”), and continuance thereof beyond any applicable period of cure provided with respect thereto, or in the observance or performance of any conditions, covenants or agreements related to or agreed to with respect to any such obligations for borrowed money from the Bank, which continues beyond any applicable period of cure.”

5. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

[Signature Page to Third Amendment to Loan and Security Agreement]

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND WAIVER

This Fourth Amendment to Loan and Security Agreement and Waiver (this “Amendment”) is entered into as of April 11, 2013, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012, the Second Amendment to Loan and Security Agreement dated as of June 25, 2012 and the Third Amendment to Loan and Security Agreement dated as of December 3, 2012 (as amended, the “Agreement”). The parties desire to further amend the Agreement in accordance with the terms of this Amendment, and Borrower has requested that Bank waive certain covenant defaults existing under the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Bank hereby waives Borrower’s violation of Section 7.4 of the Agreement (Indebtedness) and Section 7.5 of the Agreement (Encumbrances) for the period beginning on August 31, 2012 through the Fourth Amendment Date. This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future Default or Event of Default or breach of any covenant contained in the Agreement or the terms and conditions of any other Loan Documents. Bank expressly reserves all of its various rights, remedies, powers and privileges under the Agreement and the other Loan Documents due to any other Default or breach not waived herein.

2. Exhibit A to the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms to read in their entirety as follows:

“‘Adjusted EBITDA’ means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) in each case to the extent deducted in the calculation of Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expenses of Silverback and its consolidated Subsidiaries, including without limit those expenses associated with granting stock options and restricted stock, plus (v) restructuring expenses incurred by Silverback and its Consolidated Subsidiaries in connection with the acquisitions by Silverback of Visionael, PowerSteering and Borrower within twelve (12) months after the date of the consummation of the applicable acquisition in an aggregate amount not exceeding Two Million Two Hundred Thousand Dollars ($2,200,000), plus (vi) one-time transaction and restructuring expenses incurred by Silverback and its consolidated Subsidiaries in connection with the acquisition by Silverback of LMR Solutions within twelve (12) months after the date of the consummation of the acquisition in an aggregate amount not exceeding One Million Two Hundred Thousand Dollars ($1,200,000), plus (vii) one-time transaction and restructuring expenses incurred by Borrowers in connection with an acquisition and approved by Bank in writing, plus (viii) any net change in deferred revenue during such period, including without limitation deferred revenue of an acquired company that, due to the business combination, is not recognized as revenue of the acquiring company under GAAP, plus (ix) Silverback’s and its consolidated Subsidiaries’ expenses related to foreign exchange losses for such period, and minus, to the extent added in computing Consolidated Net Income, and without duplication, (x) non-cash tax credits for such period and (y) foreign exchange related gains, all as determined in accordance with GAAP other than with respect to clauses (v), (vi) and (vii) above. Adjusted EBITDA shall be calculated on a trailing four quarter basis for all testing periods commencing with the quarter ending March 31, 2013 and thereafter; provided however, with respect to any acquired company, Adjusted EBITDA shall be calculated on (A) as of the first measuring period ending after the date such acquired company was acquired (the ‘Acquisition Date’), a trailing four quarter basis, (B) as of the second measuring period ending after the Acquisition Date, an annualized basis and the relevant period of determination shall be the one fiscal quarter period ending as of such date, (C) as of the third measuring period ending after the Acquisition Date, an annualized basis and the relevant period of determination shall be the two fiscal quarter period ending as of such date, (D) as of the fourth measuring period ending after the Acquisition Date, an annualized basis and the relevant period of determination shall be the three fiscal quarter period ending as of such date, and (E) as of the fifth measuring period ending after the Acquisition Date, and for each measuring period thereafter, a trailing four quarter basis.”

“‘Advance’ or ‘Advances’ means a cash advance or cash advances under the Revolving Line.”

“Applicable Measuring Period” means, (i) with respect to the fiscal quarters ending June 30, 2012, September 30, 2012 and December 31, 2012, the period commencing on April 1, 2012, and ending on such date of determination, and (ii) with respect to the fiscal quarter ending March 31, 2013, and each fiscal quarter ending thereafter, the four fiscal quarter period then ending.

“‘Borrowing Base’ means an amount equal to the sum of: (a) eighty percent (80%) of Eligible Accounts, plus (b) the product of Borrower’s Eligible Monthly Recurring Revenue for the trailing three (3) month period ending on any applicable date of determination multiplied by Borrower’s weighted average Renewal Rate for the two (2) most recent calendar quarters ended as of such date of determination, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by or on behalf of Borrower.”

“‘Credit Extension’ means each Advance, Term Loan A Advance, Term Loan Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.”

“‘EBITDA’ means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) in each case to the extent deducted in the calculation of Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expenses of Silverback and its consolidated Subsidiaries, including without limit those expenses associated with granting stock options and restricted stock, plus (v) restructuring expenses incurred by Silverback and its Consolidated Subsidiaries in connection with the acquisitions by Silverback of Visionael, PowerSteering and Borrower within twelve (12) months after the date of the consummation of the applicable acquisition in an aggregate amount not exceeding One Hundred Fifty Six Thousand Dollars ($156,000), plus (vi) one-time transaction and restructuring expenses incurred by Silverback and its consolidated Subsidiaries in connection with the acquisition by Silverback of LMR Solutions within twelve (12) months after the date of the consummation of the acquisition in an aggregate amount not exceeding One Million Two Hundred Thousand Dollars ($1,200,000), plus (vii) any net change in deferred revenue during such period, including without limitation deferred revenue of an acquired company that, due to the business combination, is not recognized as revenue of the acquiring company under GAAP, plus (ix) Silverback’s and its consolidated Subsidiaries’ expenses related to foreign exchange losses for such period, and minus, to the extent added in computing Consolidated Net Income, and without duplication, (x) non-cash tax credits for such period and (y) foreign exchange related gains, all as determined in accordance with GAAP other than with respect to clauses (v) and (vi) above. EBITDA shall be calculated on a trailing four quarter basis for all testing periods commencing with the quarter ending March 31, 2013 and thereafter.”

“‘Eligible Accounts’ means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower thirty (30) days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)	Accounts that the account debtor has failed to pay in full within ninety (90) days of invoice date;

(b)	Credit balances over ninety (90) days;

(c)	Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(d)	Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(e)	Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(f)	Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)	Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(h)	Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(i)	Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Borrower other than Tenrox US;

(j)	Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

(k)	Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l)	Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and

(m)	Retentions and hold-backs.”

“‘Eligible Foreign Accounts’ means Accounts (i) with respect to which the account debtor does not have its principal place of business in the United States and is not located in an OFAC sanctioned country, (ii) that are (a) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (b) insured by the Export Import Bank of the United States, (c) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, or (d) approved by Bank on a case-by-case basis, and (iii) that otherwise meet the definition of Eligible Accounts, other than clause (e). All Eligible Foreign Accounts must be calculated in U.S. Dollars.”

“‘Eligible Monthly Recurring Revenue’ means, as of any applicable measuring period, Borrower’s revenues (as determined in accordance with GAAP) for such period from account debtors that have executed a service contract with Borrower that is effective as of the date of determination and entered into in the ordinary course of Borrower’s business and consistency with past practices; provided, however, that (A) all extraordinary and non-recurring revenue and (B) the service contract (excluding extraordinary and non-recurring contracts) revenue of any account debtor (1) whose contracts with Borrower the account debtor has failed to pay within 90 days of invoice date, (2) whose contracts are not renewed within 30 days subsequent to the renewal date for each such contract, (3) whose contracts are not performing acceptably to Bank in its sole discretion, (4) whose contracts the Bank has reasonably determined may not collectible, or (5) that is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, will be excluded from the calculation of Eligible Monthly Recurring Revenue.”

“‘Fixed Charge Coverage Ratio’ means for any Applicable Measuring Period and with respect to any Person, the ratio of (i) the Adjusted EBITDA of such Person for such period, to (ii) the sum of (A) the current portion of all long-term Indebtedness of such Person, plus (B) the Consolidated Total Interest Expense paid or accrued of such Person during such period, plus (C) all income taxes paid or payable during such period (other than income taxes properly deferred for payment in a subsequent period) by such Person, plus (D) unfinanced capital expenditures of such Person during such period. For the purpose of calculating the Fixed Charge Coverage Ratio, the current portion of long-term Indebtedness shall not include amounts owing under the Sellers’ Notes.”

“‘Fourth Amendment Date’ shall mean April 11, 2013.”

“‘Minimum Cash Amount’ means the following amounts during the following respective periods:

Period	Minimum Cash
Fourth Amendment Date through and including June 29, 2013	$1,150,000
June 30, 2013 through and including September 29, 2013	$1,300,000
September 30, 2013 through and including the earlier of (i) date of payment of the Holdback Amount and (ii) December 30, 2013	$1,450,000
Date of payment of the Holdback Amount through and including March 30, 2014	$1,000,000
March 31, 2014 through and including June 29, 2014	$1,375,000
June 30, 2014 through and including September 29, 2014	$1,750,000
September 30, 2014 through the date of repayment of the Sellers’ Notes	$2,125,000
Date of repayment of Sellers’ Notes and thereafter	$1,000,000”

“‘Post-Fourth Amendment Audit’ has the meaning set forth for such term in Section 6.11 hereof.”

“‘Renewal Rate’ means, as of any applicable date of determination, one hundred percent (100%), minus the percentage of annual recurring revenue from Borrower’s clients under recurring service contracts (‘Contracts’) who discontinue their Contracts during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination out of the total annual recurring revenue value of Contracts up for renewal during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination and the total annual recurring value of multi-year Contracts which have an anniversary (not renewal date) during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination (collectively, “Total ARR”), plus the percentage of annual recurring revenue from price increases on Borrower’s clients under Contracts who have a price increase in their Contracts during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination out of Total ARR, plus the percentage of annual recurring revenue expansion on Borrower’s clients under Contracts who have a license expansion in their Contracts during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination out of Total ARR, minus the percentage of annual recurring revenue contraction on Borrower’s clients under Contracts who have a license contraction in their Contracts during the twelve month period ending on the last day of the last fiscal quarter immediately preceding the applicable date of determination out of Total ARR, plus the percentage of annual recurring revenue from Borrower’s clients under Contracts which were previously treated as not renewing their Contracts in preceding fiscal quarters but which did in fact renew their Contracts within the calendar quarter immediately following each such Contract’s applicable termination date out of Total ARR. Notwithstanding the foregoing, the Renewal Rate shall not exceed 100%.”

“‘Revolving Line’ means a Credit Extension of up to Three Million Dollars ($3,000,000).”

“‘Revolving Maturity Date’ means April 11, 2015.”

“‘Sellers’ means, collectively, Joseph Larscheid and Cheryl Larscheid.”

“‘Sellers’ Notes” means, collectively, the promissory notes, each dated November 14, 2012, in the aggregate amount of $1,500,000 payable by Silverback to Sellers, which indebtedness constitutes Subordinated Debt.”

“‘Silverback Loan Agreement’ means that certain Loan and Security Agreement among Bank, Silverback, Visionael Corporation, a Delaware corporation, and PowerSteering Software, Inc., a Delaware corporation, and LMR Solutions LLC, a Delaware limited liability company, dated as of March 5, 2012, as amended, restated, replaced or supplemented from time to time.”

“‘Term Loan A’ means a Credit Extension of up to Two Million Five Hundred Thousand Dollars ($2,500,000).”

“‘Term Loan A Advance’ means a cash advance under the Term Loan A.”

“‘Term Loan A Maturity Date’ means April 11, 2015.”

3. Subsection (c) of the definition of “Permitted Indebtedness” in Exhibit A of the Agreement is amended and restated to read in its entirety as follows:

“(c) Indebtedness not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

4. Subsection (c) of the definition of “Permitted Liens” in Exhibit A of the Agreement is amended and restated to read in its entirety as follows:

“(c) Liens securing obligations not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

5. New Sections 2.1(c) and 2.1(d) are added to the Agreement immediately following Section 2.1(b) to read in their entirety as follows:

“(c) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Amounts borrowed pursuant to this Section 2.1(c) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(c) shall be immediately due and payable.

(ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Central time (12:00 p.m. Central time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(c) to Borrower’s deposit account.

(d) Term Loan A Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one Term Loan A Advance to Borrower. Borrower may request the Term Loan A Advance on the Fourth Amendment Date. The aggregate outstanding amount of the Term Loan A Advance shall not exceed the Term Loan A. Proceeds of the Term Loan A shall be used to repay to Bank $2,500,000 of the principal outstanding under the Term Loan.”

(ii) Interest shall accrue from the date of the Term Loan A Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Term Loan A Advance shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on May 1, 2013, and continuing on the same day of each month thereafter until paid in full. The Term Loan A Advance, once repaid, may not be reborrowed. Borrower may prepay the Term Loan A Advance without penalty or premium.

(iii) When Borrower desires to obtain the Term Loan A Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Central time on the Business Days on which the Term Loan A Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.”

6. Section 2.2 of the Agreement is amended and restated in its entirety to read as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

7. Section 2.3(a) of the Agreement is amended and restated in its entirety to read as follows:

“(a) Interest Rate.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof as set forth in the Prime Referenced Rate Addendum to Loan and Security Agreement attached hereto as Exhibit E (‘Interest Rate Addendum’).

(ii) Term Loan A Advances. Except as set forth in Section 2.3(b), the Term Loan A Advances shall bear interest, on the outstanding daily balance thereof as set forth in the Interest Rate Addendum.”

8. Section 5.3 of the Agreement is amended and restated in its entirety to read as follows:

“5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens and restrictions created under this Agreement. All Collateral is located solely in the Collateral Locations. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. No licenses or agreements giving rise to such Eligible Accounts is with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral consisting of deposit or investment accounts is maintained or invested with a Person other than Bank or Bank’s Affiliates.”

9. Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7 Financial Covenants. Borrower shall maintain, or cause to be maintained, the following financial ratios and covenants:

(a) Minimum Cash. Silverback shall maintain at all times, on a consolidated basis with its consolidated Subsidiaries, including, without limitation PowerSteering, Visionael, Borrower, LMR Solutions and Tenrox US, Cash at Bank of not less than the Minimum Cash Amount. Notwithstanding the foregoing, the balance of Silverback’s and its consolidated Subsidiaries’ Cash maintained in accounts at Bank located in the United States shall be at least $500,000 at all times.

Borrower authorizes Bank to decline to honor any drafts upon Borrower’s accounts with Bank or any requests by Borrower or any other Person to pay or otherwise transfer any part of funds held in such accounts if (i) the aggregate balance of such accounts is less than the Minimum Cash Amount in effect under this Section 6.7(a) at such time, or (ii) honoring such drafts or requests would cause the aggregate balance of such accounts to be, less than the Minimum Cash Amount in effect under this Section 6.7(a) at such time.

(b) Fixed Charge Coverage Ratio. Silverback shall maintain on a consolidated basis with its consolidated Subsidiaries, including, without limitation Borrower, Tenrox US, PowerSteering, PowerSteering UK and Visionael, and commencing with the fiscal quarter ending March 31, 2013, LMR Solutions, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

(c) Indebtedness to Adjusted EBITDA Ratio. Silverback shall maintain on a consolidated basis with its consolidated Subsidiaries, including, without limitation Borrower, Tenrox US, PowerSteering, PowerSteering UK and Visionael, and commencing with the fiscal quarter ending March 31, 2013, LMR Solutions, as of the last day of each fiscal quarter, a ratio of (i) all Indebtedness of Silverback and its consolidated Subsidiaries to (ii) Adjusted EBITDA of not more than 3.25 to 1.00.

(d) EBITDA. Silverback shall maintain on a consolidated basis with its consolidated Subsidiaries, including, without limitation Borrower, Tenrox US, PowerSteering, PowerSteering UK and Visionael, and commencing with the fiscal quarter ending March 31, 2013, LMR Solutions, EBITDA of not less than $5,000,000; provided, that if Borrower acquires any other Persons after the Fourth Amendment Date, Bank reserves the right to reset the amount set forth in this section for the fiscal year ending December 31, 2014.”

10. New Section 6.11 is added to the Agreement immediately after Section 6.10 thereof to read in its entirety as follows:

“6.11 Post-Fourth Amendment Audit. Within sixty (60) days after the Fourth Amendment Date, Bank shall have a right to audit each Borrower’s Accounts and appraise Collateral (‘Post-Fourth Amendment Audit’).”

11. Bank’s notice address in Section 10 of the Agreement is amended and restated in its entirety to read as follows:

“If to Bank:	Comerica Bank M/C 7578 39200 Six Mile Rd. Livonia, MI 48152 Attn: National Documentation Services

with a copy to:	Comerica Bank 300 W. Sixth St. Suite 2250 Austin, TX 78701 Attn: Megan Kirk FAX: (512) 427-7178”

12. Exhibit D to the Agreement is deleted and replaced with Exhibit D attached hereto.

13. Exhibit F is added to the Agreement in the form of Exhibit F attached hereto.

14. The Schedule of Exceptions to the Agreement is amended as set forth in the Amendment to Schedule of Exceptions attached hereto.

15. Notwithstanding anything to the contrary in the Agreement, the principal installment payment of the Term Loan due April 1, 2013 is deferred until the earlier of May 1, 2013 and the refinancing of the Term Loan.

16. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

18. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

19. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and related documents;

(c) an Itemization of Amount Financed Disbursement Instructions (Revolving Line);

(d) an Itemization of Amount Financed Disbursement Instructions (Term Loan A);

(e) an Amendment to and Affirmation of Guaranty Documents, executed by Silverback, Visionael, PowerSteering, LMR and Tenrox US;

(f) an automatic debit authorization, executed by Borrower;

(g) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:	/s/ JOHN T. MCDONALD

Name:	John T. McDonald

Title:	President

COMERICA BANK

By:	/s/ PAUL GERLING

Name:	Paul Gerling

Title:	Senior Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement and Waiver]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
300 W. Sixth St., Suite 1300
Austin, TX 78701
Fax: (512) 427-7178 Email: tlstxcompliance@comerica.com

FROM: SILVERBACK TWO CANADA MERGER CORPORATION

The undersigned authorized Officer of SILVERBACK TWO CANADA MERGER CORPORATION (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification (the “Supporting Documents”). The Officer further certifies the Supporting Documents are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied form one period to the next except as explained in an accompanying letter or footnotes and with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column,

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited re .Silverback Enterprise Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Company Prepared re Borrower F/S	Annually, within 150 days of FYE	YES	NO
A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, by 12/31	YES	NO
Intellectual Property Report	Quarterly within 30 days	YES	NO
Audit	Annual	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	YES	NO

	DESCRIPTION	APPLICABLE
Legal Action > $100,000 (Sect. 6.2(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes> $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Mergers & Acquisitions> $100,000 (Sect. 7.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements>$250,000 (Sect. 8.7)	Notify promptly upon notice	YES	NO

Judgments/Settlements > $200,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL		COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED
Minimum Cash Amount	See Section 6.7(a)	$		YES	NO
Consolidated Fixed Charge Coverage Ratio	1.25 to 1.00		to 1.00	YES	NO
Consolidated Indebtedness to Adjusted EBITDA Ratio	3.25 to 1.00		to 1.00	YES	NO
EBITDA	$5,000,000	$		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$1,200,000	$	YES	NO
Permitted Investments for stock repurchase	<$100,000	$	YES	NO
Permitted Investments for subsidiaries	<$100,000	$	YES	NO
Permitted Investments for employee loans	<$100,000	$	YES	NO
Permitted Investments for joint ventures	<$100,000	$	YES	NO
Permitted Liens for equipment leases	<$1,200,000	$	YES	NO
Permitted Transfers	<$100,000	$	YES	NO

Please Enter Below Comments Regarding Violations and Exceptions to Representations and Warranties:

The undersigned further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

[Signature Page to Fourth Amendment to Loan and Security Agreement and Waiver]

EXHIBIT F

Borrowing Base Certificate

2

FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of May 16, 2013, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012, the Second Amendment to Loan and Security Agreement dated as of June 25, 2012, the Third Amendment to Loan and Security Agreement dated as of December 3, 2012 and the Fourth Amendment to Loan and Security Agreement and Waiver dated as of April 11, 2013 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms to read in their entirety as follows:

“‘FileBound’ means FileBound Solutions, Inc., a Florida corporation.”

“‘Guarantors’ means, collectively, Silverback Enterprise, Tenrox US, Visionael Corporation, PowerSteering, LMR Solutions, Marex and FileBound and each Subsidiary of a Guarantor which has executed and delivered to Bank a Guaranty and ‘Guarantor’ shall mean each individually.”

“‘Marex’ means Marex Group, Inc., a Nebraska corporation.”

“‘Silverback Loan Agreement’ means that certain Loan and Security Agreement among Bank, Silverback, Visionael Corporation, PowerSteering, LMR Solutions, Marex and FileBound, dated as of March 5, 2012, as amended, restated, replaced or supplemented from time to time.”

2.	Section 8.12 of the Agreement is amended and restated to read in its entirety as follows:

“8.12 Cross-Default. Silverback Enterprise, PowerSteering, Visionael Corporation, LMR Solutions, Marex and FileBound and any Person that becomes a co-borrower under the Silverback Loan Agreement, or any of them, default in the payment of any obligations for borrowed money from the Bank (whether by acceleration or otherwise), including, without limitation any obligations under the Silverback Loan Agreement, and continuance thereof beyond any applicable period of cure provided with respect thereto, or in the observance or performance of any conditions, covenants or agreements related to or agreed to with respect to any such obligations for borrowed money from the Bank, which continues beyond any applicable period of cure.”

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) Security Agreements, executed by each of Marex and FileBound;

(c) Unconditional Guaranties, executed by each of Marex and FileBound;

(d) an Amendment No. 4 to Pledge and Security Agreement, executed by Silverback;

(e) an officer’s certificate of each of Marex and FileBound with respect to incumbency and resolutions authorizing the execution and delivery of the Security Agreements, Unconditional Guaranties and all related documents;

(f) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

[Signature Page to Fifth Amendment to Loan and Security Agreement (1302520)]

SIXTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 6, 2013, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012, the Second Amendment to Loan and Security Agreement dated as of June 25, 2012, the Third Amendment to Loan and Security Agreement dated as of December 3, 2012, the Fourth Amendment to Loan and Security Agreement and Waiver dated as of April 11, 2013, and the Fifth Amendment to Loan and Security Agreement dated as of May 15, 2013 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms to read in their entirety as follows:

“‘ComSci’ means ComSci, Inc., a Delaware corporation.”

“‘ComSci, LLC’ means ComSci, LLC, a New Jersey limited liability company.”

“‘Guarantors’ means, collectively, Silverback Enterprise, Tenrox US, ComSci, ComSci, LLC, PowerSteering, LMR Solutions, Marex and FileBound and each Subsidiary of a Guarantor which has executed and delivered to Bank a Guaranty and ‘Guarantor’ shall mean each individually.”

“‘Silverback Enterprise’ means Upland Software, Inc., a Delaware corporation.”

“‘Silverback Loan Agreement’ means that certain Loan and Security Agreement among Bank, Silverback, ComSci, ComSci, LLC, PowerSteering, LMR Solutions, Marex and FileBound, dated as of March 5, 2012, as amended, restated, replaced or supplemented from time to time.”

2. All references to “Visionael Corporation” shall hereafter be deleted.

3. Section 8.12 of the Agreement is amended and restated to read in its entirety as follows:

“8.12 Cross-Default. Silverback Enterprise, PowerSteering, ComSci, ComSci, LLC, LMR Solutions, Marex and FileBound and any Person that becomes a co-borrower under the Silverback Loan Agreement, or any of them, default in the payment of any obligations for borrowed money from the Bank (whether by acceleration or otherwise), including, without limitation any obligations under the Silverback Loan Agreement, and continuance thereof beyond any applicable period of cure provided with respect thereto, or in the observance or performance of any conditions, covenants or agreements related to or agreed to with respect to any such obligations for borrowed money from the Bank, which continues beyond any applicable period of cure.”

4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) Security Agreements, executed by each of ComSci and ComSci, LLC;

(c) Intellectual Property Security Agreements, executed by each of ComSci and ComSci, LLC;

(d) Unconditional Guaranties, executed by each of ComSci and ComSci, LLC;

(e) an Amendment No. 5 to Pledge and Security Agreement, executed by Silverback;

(f) an officer’s certificate of each of ComSci and ComSci, LLC with respect to incumbency and resolutions authorizing the execution and delivery of the Security Agreements, Unconditional Guaranties and all related documents;

(g) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

[Signature Page to Sixth Amendment to Loan and Security Agreement (3043364)]

SEVENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 19, 2014, between COMERICA BANK (“Bank”) and TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 10, 2012 as amended by the First Amendment to Loan and Security Agreement dated May 31, 2012, the Second Amendment to Loan and Security Agreement dated as of June 25, 2012, the Third Amendment to Loan and Security Agreement dated as of December 3, 2012, the Fourth Amendment to Loan and Security Agreement and Waiver dated as of April 11, 2013, the Fifth Amendment to Loan and Security Agreement dated as of May 15, 2013, and the Sixth Amendment to Loan and Security Agreement dated as of December 6, 2013 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms to read in their entirety as follows:

“‘Clickability’ means Clickability, Inc., a Delaware corporation.”

“‘FileBound’ means FileBound Solutions, Inc., a Nebraska corporation f/k/a Marex Group, Inc., successor by merger to FileBound Solutions, Inc., a Florida corporation.”

“‘Guarantors’ means, collectively, Silverback Enterprise, Tenrox US, ComSci, ComSci, LLC, PowerSteering, LMR Solutions, Clickability and FileBound and each Subsidiary of a Guarantor which has executed and delivered to Bank a Guaranty and ‘Guarantor’ shall mean each individually.”

“‘Silverback Loan Agreement’ means that certain Loan and Security Agreement among Bank, Silverback Enterprise, ComSci, ComSci, LLC, PowerSteering, LMR Solutions, Clickability and FileBound, dated as of March 5, 2012, as amended, restated, replaced or supplemented from time to time.”

2. Section 8.12 of the Agreement is amended and restated to read in its entirety as follows:

“8.12 Cross-Default. Silverback Enterprise, PowerSteering, ComSci, ComSci, LLC, Clickability, LMR Solutions and FileBound and any Person that becomes a co-borrower under the Silverback Loan Agreement, or any of them, default in the payment of any obligations for borrowed money from the Bank (whether by acceleration or otherwise), including, without limitation any obligations under the Silverback Loan Agreement, and continuance thereof beyond any applicable period of cure provided with respect thereto, or in the observance or performance of any conditions, covenants or agreements related to or agreed to with respect to any such obligations for borrowed money from the Bank, which continues beyond any applicable period of cure.”

3. Pursuant to Section 7.2 of the Agreement, Borrower may not change its name without thirty (30) days prior written notification to Bank. Borrower has informed Bank that Borrower intends to change its name not later than thirty (30) days after the date of this Amendment (“Name Change”). Notwithstanding any provisions of the Loan Documents to the contrary, Borrower requested that Bank consent to the Name Change. Bank hereby consents to the Name Change; provided, that, Borrower (a) provides to Bank in writing the new name of Borrower not later than seven (7) days prior to the occurrence of the Name Change, and (b) executes and/or delivers to Bank all documents that Bank shall reasonably request in connection therewith.

4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) a Security Agreement, executed by Clickability;

(c) an Intellectual Property Security Agreement, executed by Clickability;

(d) an Unconditional Guaranty, executed by Clickability;

(e) an Amendment No. 6 to Pledge and Security Agreement, executed by Silverback Enterprise;

(f) Amendments to Security Agreements, executed by each of PowerSteering, ComSci, ComSci, LLC, FileBound and LMR Solutions;

(g) an officer’s certificate of Clickability with respect to incumbency and resolutions authorizing the execution and delivery of the Security Agreement, Unconditional Guaranty, the Intellectual Property Security Agreement and all related documents;

(h) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TENROX INC., successor by amalgamation to Silverback Two Canada Merger Corporation

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

[Signature Page to Seventh Amendment to Loan and Security Agreement (3229960)]